Exhibit 99.1

WaferGen Bio-systems Reports Strong Revenue Growth in Third Quarter of 2016

Preliminary revenue results represent 42% increase through third quarter 2016 vs. 2015

Third Quarter 2016 Financial Results to be Announced on Tuesday, November 8

Fremont, Calif., October 31, 2016 – WaferGen Bio-systems, Inc. (NasdaqCM: WGBS), a life sciences company focused on developing and commercializing technology platforms for genomic solutions, today announced preliminary, unaudited revenue for the third quarter ended September 30, 2016.

The Company expects total revenue for the third quarter to be approximately $2.4 million, which does not include $273,000 in deferred revenue plus backlog for purchase orders received during the third quarter which will be booked in the fourth quarter. Total revenue for the third quarter represents an increase of 20%, when compared to the $2.0 million reported for the third quarter of 2015. The primary driver of revenue growth was sales of the Company’s SmartChip™ products and services, including the ICELL8 Single-Cell System, which comprised approximately 72% of total revenue during the quarter, compared to 63% in the prior year period. In addition, cash burn was significantly reduced in the third quarter vs. the second quarter resulting in an estimated ending cash position of $5.1 million on September 30, 2016.

Year-to-date total revenue through the first three quarters is approximately $6.8 million, which represents an increase of 42%, when compared to $4.8 million reported through the third quarter of 2015. The Company is maintaining revenue guidance of $10 million to $12 million for 2016.

“We are pleased to release these results, which demonstrate we are on track to achieve consolidated 2016 revenues exceeding $9 million and provide stockholders with transparency and clarity about the benefit they will receive from the merger with Takara Bio USA Holdings, Inc. ,” said Rollie Carlson, Ph.D., President and Chief Executive Officer of WaferGen.

As described in the proxy statement for the special meeting called to approve the merger, the consideration to be paid by Takara Bio will be determined primarily by a formula based on WaferGen’s consolidated revenues for the year ending December 31, 2016 and on certain specified deductions. The proxy statement provides illustrative calculations based on, among other things, consolidated 2016 revenues of $9.0 million and illustrative deductions of $7.61 million and $4.20 million, showing, based on such assumptions, per share consideration payable to WaferGen stockholders of $1.0000 and $1.1409. Such merger consideration per share would represent a premium of 82% and 107%, respectively, over WaferGen’s closing stock price of $0.55 on May 12, 2016, the day preceding the announcement of the merger agreement.

Stockholders who have not yet voted on the merger agreement with Takara Bio USA Holdings, Inc. are reminded every vote will count no matter how many shares you own. Stockholders with questions are encouraged to call WaferGen’s information agent and strategic shareholder services advisor, Kingsdale Shareholder Services at 1-866-581-0512 or contactus@kingsdaleshareholder.com. For further information about the merger proposal, please see the proxy statement mailed to stockholders on or around September 23, 2016.

The quarterly financial results included in this press release were calculated prior to the completion of a review by WaferGen Bio-systems’ external auditors and are therefore subject to adjustment. Actual revenues for the third quarter of 2016 may differ materially from our expectations.

WaferGen Bio-systems will announce its third quarter ended September 30, 2016, financial results after the market close and host a conference call and webcast on Tuesday, November 8, 2016.
Conference Call & Webcast
Tuesday, November 8th @ 5pm Eastern:
Domestic: 877-407-3982
International: 201-493-6780
Conference ID: 13649371
Webcast: http://public.viavid.com/index.php?id=121844

Replays, available through November 22:
Toll-Free: 844-512-2921
International: 412-317-6671
Conference ID: 13649371

About WaferGen

WaferGen Bio-systems, Inc. is a biotechnology company that offers innovative genomic technology solutions for single-cell analysis and clinical research. The ICELL8™ Single-Cell System is a first of its kind system that can isolate thousands of single cells and processes specific cells for analysis, including NGS. The system has demonstrated unbiased isolation of single cells from solid tumors, brain cells, pulmonary airway cells, and multiple cell lines. The SmartChip™ platform can be used for profiling and validating molecular biomarkers, and can perform massively-parallel singleplex PCR for one-step target enrichment and library preparation for clinical NGS. The Apollo 324™ system can be used to process DNA and RNA from clinical samples to NGS-ready libraries. These technologies offer a powerful set of tools for biological analysis at the molecular and single-cell level in the life sciences, pharmaceutical, and clinical laboratory industries. WaferGen recently announced a merger agreement with Takara Bio Inc. (TSE: 4974), a leading Japanese and global biotechnology and life science reagents company, which is expected to close in March of 2017.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other comparable terms. Forward-looking statements in this press release may address the following subjects among others: statements regarding the closing of the merger agreement with Takara Bio Inc., sufficiency of our capital resources, expected operating losses, expected revenues, expected expenses, expected cash usage, our expectations regarding our development of future products including single cell analysis technologies and our expectations concerning our competitive position and business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Additional Information and Where to Find It
WaferGen has filed with the Securities and Exchange Commission (the “SEC”) a proxy statement (the “Proxy Statement”), as well as other relevant documents concerning the proposed merger with Takara Bio USA Holdings, Inc. (“Takara Bio”). The Proxy Statement was first sent or given to the stockholders of WaferGen on or about September 23, 2016 and contains important information about the merger agreement, its related transactions and other related matters. This communication may be deemed to be solicitation material in respect of the proposed merger with Takara Bio. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Copies of documents filed by WaferGen with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the Proxy Statement from WaferGen by going to WaferGen’s Investors page on its corporate website at www.wafergen.com.

Participants in the Solicitation
WaferGen and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding WaferGen’s directors and executive officers is available in the Proxy Statement as is other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise.

Investor Contact:

Rollie Carlson
Rollie.Carlson@wafergen.com
510-277-3417